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                                                                   EXHIBIT 10.17

                               TERMS OF EMPLOYMENT

EMPLOYEE:   Greg Langford

EMPLOYER:   Visual Networks, Inc.

POSITION:   Vice President, Product Management & Planning

SUPERVISOR: President

START DATE: November 18, 1996

This document does not constitute an employment contract. Visual Networks is an "at will" employer and can terminate any employment relationship at any time with or without cause.

COMPENSATION

      Annual Base Salary:        $115,000 (to be paid as monthly  gross  wages
                                 of $9583.33)

      1996 Bonus: $4166.67 (calculated as $50,000 prorated for 1 month.) To be paid not later than January 31, 1997.

      1997 Bonus Target: $50,000. Bonus will be based on performance against specific individual and company goals to be defined. Target bonus is the expected level derived from most likely performance. Actual bonus may exceed or be less than the targeted amount, depending on individual and company performance. Bonus to be paid not later than January 31, 1998.

      Stock Options:   35,000 shares      (see below)

The stock options will generally conform to a formal Stock Option Plan approved by the Board of Directors except that 25% of the options (8756 options) will vest after two (2) years of continuous employment and 2.08% (729 options) of the shares will vest each month thereafter, so that at the end of five (5) years of continuous employment the options shall be fully vested. Each option once vested will allow the employee to purchase one share of Common Stock at a price equal to fair market value of the company's common stock as determined by the Board of Directors as of the employee's start date.

Relocation: The company will reimburse the employee for actual relocation expenses up to a maximum of $40,000. This includes, but is not limited to movement of household goods and real estate closing costs. Receipts must be provided.


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BENEFITS

      After a 2-month waiting period, Visual Networks will provide comprehensive medical insurance, dental insurance, and long-term disability protection. Should employee choose not to use the company's medical/dental plan and satisfactory evidence of coverage under another plan is provided, the company will pay employee an additional $75.00 monthly as a gain-sharing measure. The company also provides a $50,000 term life insurance policy.

      Visual Networks' leave policy allows for 15 days of leave annually for sickness, vacation, or other personal matters. Additionally, four weeks of "sabbatical" will be earned every four years and must be taken within a finite period of being earned. All leave must be approved by employee's supervisor.

      Visual Networks has 10 paid holidays per year.


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            CONFIDENTIALITY, NON-DISCLOSURE, AND NON-SOLICITATION

In consideration of employment and/or contractual relationship with Visual Networks, Inc. (the "Company"):

1. Employee hereby agrees to disclose and assign to the Company, its successor and assigns, all discoveries, inventions, and improvements made by employee alone or jointly with others, during the period of employee's employment/contract with the Company, which relate to the historical or planned business of the Company and result from tasks employee performed in the regular course of employee's employment/contract with the Company.

2. Employee further agrees that upon request of the Company, employee will join and render assistance in any proceedings, and execute any papers necessary to vest title to, and to maintain and enforce, in any and all countries, patents, trademarks, registrations and/or copyrights with respect to any discoveries, inventions, or improvements assigned by employee to the Company.

3. Employee further agrees that employee will not, while in the employ of the Company or anytime thereafter, disclose any information not in the public domain relating to the Company's business, except as may be consistent with employee's duties as an employee/contractor of the Company. Employee further agrees that upon termination of employee's employment /contract with the Company, employee will deliver to the Company all property and documents of the Company and all information (computerized or hard copy) relating to the Company's business, then in employee's possession, which has not been made available to the public, and employee will not take any documents or reproductions of confidential or proprietary information without the written consent of any authorized officer of the Company.

4. In the case that Employee's employment/contract with the Company is terminated prior to January 1, 1999, then:

- Employee agrees that during the period of employee's employment/contract with the Company and for a period of two (2) years after the termination of employee's employment/contract with the Company, employee will not engage in or be financially interested in any business activities which are competitive with the Company. For the purposes of this agreement, competitive activities are defined as any activities related to hardware and/or software products to be embedded in a network infrastructure whose primary purpose is to aid in the maintenance and support of wide-area data communications networks based on Frame Relay, SMDS, Asynchronous Transfer Mode, or Internet access technologies. This definition can be modified or interpreted from time to time in such a way as necessary to reflect the core business of the Company. Employee is exempted from this clause if the company terminates the employee without cause.

- Employee agrees that during the period of employee's employment/contract with the Company and for a period of two (2) years after the termination of employee's employment/contract with the Company, employee will not directly or indirectly solicit, entice or otherwise influence any employee or contractor employed or engaged by the Company to terminate their employment or contractual relationship with the Company.

5. In the case that Employee's employment/contract with the Company is terminated on or after January 1, 1999 then:

- Employee agrees that during the period of employee's employment/contract with the Company and for a period of one (1) year after the termination of employee's employment/contract with the Company, employee will not engage in or be financially interested in any business activities which are competitive with the Company. For the purposes of this agreement, competitive activities are defined as any activities related to hardware and/or software products to be embedded in a network


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   infrastructure whose primary purpose is to aid in the maintenance and support of wide-area data communications networks based on Frame Relay, SMDS, Asynchronous Transfer Mode, or Internet access technologies. This definition can be modified or interpreted from time to time in such a way as necessary to reflect the core business of the Company. Employee is exempted from this clause if the company terminates the employee without cause.

- Employee further agrees that during the period of employee's employment/contract with the Company and for a period of one (1) year after the termination of employee's employment/contract with the Company, employee will not directly or indirectly solicit, entice or otherwise influence any employee or contractor employed or engaged by the Company to terminate their employment or contractual relationship with the Company.

THE TERMS OF THIS AGREEMENT SUPERSEDE AND NEGATE ALL PRIOR AGREEMENTS BETWEEN THE EMPLOYEE AND THE COMPANY.


Acceptance by Employee:                  Approved by Visual Networks, Inc.:


  /s Gregory J. Langford     11/18/96    /s Scott E. Stouffer       11/12/96
  -----------------------------------    -----------------------------------
  Signature                      Date    Signature of Officer           Date

  Gregory J. Langford                    Scott E. Stouffer
  -----------------------------------    -----------------------------------
  Printed Name                           Printed Name

                                         President / CEO
                                         -----------------------------------
                                         Title


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                              VISUAL NETWORKS, INC.
                   1997 EXECUTIVE COMPENSATION PLAN (Revised)

This revision to the 1997 compensation plan reflects changes to the Company's financial goals for 1997. This revised plan supersedes all previous plans. This document does not constitute an employment contract. Visual Networks is an "at will" employer and can terminate any employment relationship at any time with or without cause.

EMPLOYEE:   Greg Langford

TITLE:      VP Product Management and Planning

COMPANY 1997 FINANCIAL METRICS
Original Plan                 Revised External Plan         Revised Internal Plan
-------------                 ---------------------         ---------------------
Revenues: $36 M               Revenues:  $23M               Revenues: $25M
GM%:  63%                     GM%:  64%                     GM% : 64%
Optg. Income: $4.8 M          Optg. Income: ($0.1M)         Optg. Income: $0.95M

COMPENSATION:
Annual Base Salary:  $125,000

No bonus will be earned if company fails to achieve all three financial metrics identified as the Revised External Plan.

If company achieves all three financial metrics identified as the Revised External Plan then bonus will be earned according to the following formula:

$25,000 + (0.25% times revenues in excess of $23M) + (0.5% times operating income in excess of a $100K operating loss)

Total Compensation at Revised External Plan:  $150,000
Total Compensation at Revised Internal Plan:  $160,250

Notes:

1. Revenue numbers are inclusive of actual recognized revenues, deferred VAR revenues, and revenue reserves other than for "questionable" transactions.

2. Payment of bonuses will be made following the availability of audited year end numbers.

3. As a participant in the 1997 Executive Compensation Plan, employee is not entitled to "traditional" raises to base salary on employment anniversary.


Approved by:   /s Scott Stouffer   9-15-97      /s Peter Minihane      9-16-97
               ---------------------------      ------------------------------
               Scott Stouffer      Date         Peter Minihane         Date

Accepted by:
               ---------------------------
               Employee            Date